SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) August 5, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The Registrant issued the following press release, dated August 5, 1998:

           SIMTEK CHAIRMAN DR. RICHARD PETRITZ SET TO LEAVE AUGUST 31;

                SAYS COMPANY HE FOUNDED IS `IN GOOD STRONG HANDS'

COLORADO SPRINGS, Colo., Aug. 5, 1998 -- Simtek Corporation (OTC Bulletin Board:
SRAM), provider of the world's fastest reprogrammable nonvolatile semiconductor memories, has announced the retirement of Dr. Richard Petritz who founded the company 11 years ago. When he leaves Simtek at the end of this month, Dr. Petritz will relinquish his position of Chairman of the Board.

Douglas Mitchell, the company's president and chief executive officer will succeed Dr. Petritz on an acting basis as Simtek's chief financial officer. Currently, a replacement has not been named to succeed Dr. Petritz as Simtek's board chairman, although several candidates are being considered.

Dr. Petritz piloted Simtek through some difficult periods, but as he leaves the company he founded, he is confident that it is "in good strong hands and well-positioned for the future." "The company has posted two-plus years of sales and earnings growth," Dr. Petritz added. "What's more, we recently closed $1.5 million of financing to sustain our long-term R&D; we're achieving good yields and high output from our Asian foundry partner; and we have in place the highest caliber of people, led by President and CEO Doug Mitchell, to ensure future success. This is the right time for me to move on."

Mitchell, who took over Simtek's CEO reins from Petritz in January this year after being brought in as executive vice president and COO last July, said, "Dr. Petritz's retirement is the culmination of a smooth transition that started a year ago. Under his leadership, Simtek has accomplished much, setting the groundwork for an even brighter future. Going forward, we have a strong engineering and development team in place headed by director of engineering Christian Herdt; a veteran sales organization led by director of sales Dee Hockaday; and a seasoned operations group overseen by director of operations Brian Stephens."

The long and distinguished semiconductor career of Dr. Petritz began in 1958 at Texas Instruments, where he became director of TI's semiconductor R&D laboratories. He was a founder and the first president of Mostek, a memory IC maker that was acquired by a wholly-owned subsidiary of United Technologies Corporation in October 1979.

Dr. Petritz was also a founder of Inmos International, plc, a memory and microprocessor producer. He was CEO of Inmos from 1978 through June 1983, and Chairman of Inmos from 1980 to 1983. He left Inmos in 1985 after it was sold to Thorn EMI, plc in 1984.

In 1987, Dr. Petritz founded Simtek, where he served as chairman of the board of directors since its inception, and served as president and CEO of the company until July 1993. From January 1, 1996 until December 31, 1997, he again served as president and CEO of the company.

Dr. Petritz holds a Bachelor's degree in Electrical Engineering, a Master's degree in Electrical Engineering, and Ph.D. in Physics, all from Northwestern University. He is a Fellow of both the American Physical Society and the Institute of Electrical and Electronics Engineers (IEEE).

For  more  information,   contact  Simtek  Corporation  at  1465  Kelly  Johnson
Boulevard,   Colorado  Springs,  CO  80920.  Main  Phone:   719-531-9444;   Fax:
719-531-9481. Or visit Simtek's Website at http://www.simtek.com.

Simtek Corporation develops, produces, and markets the world's fastest reprogrammable nonvolatile static RAMs (SRAMs). Headquartered in Colorado Springs, CO, the company markets its products through an international network of distributors and sales representatives. Simtek's common stock is traded on the OTC Bulletin Board under the symbol, "SRAM."

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


August 5, 1998                               By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer